UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 19, 2008

Horne International Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50373	90-0182158
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2677 Prosperity Avenue, Suite 300, Fairfax, Virginia		22031
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-641-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

On February 19, 2008, Horne International, Inc. (the "Company") determined it will cease the operations of its subsidiary Spectrum Sciences & Software, Inc. ("SSSI"). The Company has made this determination based on the unit's continued unprofitability, a lack of long-term sustaining contracts, a negative financial forecast, and to enable the Company to focus more effectively on its other businesses. The Company expects SSSI contracts to be fully executed by the end of April 2008 and all closing activities completed by June 2008. An initial total estimated cost of $1,000,000 to close the subsidiary includes an estimated cash outlay of approximately $350,000, excluding any real property sales because we are unable to forecast the sale prices of currently listed properties. The largest components of our estimated costs are the estimated loss on disposition of assets, estimated at $400,000 and estimated space costs of $300,000. These costs and cash expenses will be incurred in the first and second quarters of 2008, and are in addition to normal operating costs that will be incurred prior to shut-down.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Horne International Inc.

February 25, 2008	By:	Michael M. Megless

Name: Michael M. Megless
Title: CFO